Exhibit 99.1

EXECUTION

NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) made as of this 6th day of March 2007, by and between White Mountains Insurance Group, Ltd., a Bermuda corporation (the “Company”), and Raymond Barrette (the “Optionee”).

W I T N E S S E T H :

WHEREAS, the Company’s Compensation Committee (the “Committee”) has determined that it would be to the advantage and in the best interests of the Company and its shareholders to grant the Option (as defined below) to the Optionee as an inducement to serve as the Company’s Chairman and Chief Executive Officer and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer to issue said Option;

WHEREAS, although the Company is not granting the Option under the White Mountains Long-Term Incentive Plan, as amended on February 23, 2005 (the “LTIP”), the parties hereto desire to incorporate certain terms and provisions of the LTIP into this Agreement as provided herein;

NOW, THEREFORE, it is agreed between the parties as follows:

1.  Grant of Option.  Subject to the terms and conditions hereof, the Company has granted to the Optionee, effective as of January 20, 2007 (the “Grant Date”), the right and option to purchase from the Company (the “Option”) up to, but not exceeding in the aggregate, 200,000 shares of the Company’s common stock, par value $1.00 per share (“shares”), at a purchase price per share that shall be determined from time to time in the manner set forth on Schedule I hereto (as in effect from time to time, the “Applicable Exercise Price”); provided that the Applicable Exercise Price shall in no event be less than the fair market value of a share on the Grant Date (subject to adjustment as provided in Section 7).

2.  Vesting of Right to Exercise Option; Acceleration.  (a)  The Option shall vest in five equal installments on each of the first five anniversaries of the Grant Date, subject to the continued employment of the Optionee with the Company through the applicable anniversary.  In addition, if at any time prior to the expiration of the Option, (i) the Optionee’s employment with the Company shall be terminated by the Company without Cause (as defined in the LTIP) or (ii) a Change in Control (as defined below) shall occur, then the Option shall vest in its entirety and become fully exercisable as of the date of such termination or the date of the consummation of such Change in Control, as the case may be.  The Option, to the extent vested, shall be exercisable in whole at any time or in part from time to time during the term of the Option or such shorter period as is prescribed in paragraph 3.  The term of the Option shall be seven years from the Grant Date and shall expire immediately thereafter.

(b)  For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following:  (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than Berkshire Hathaway, Inc. or one of its wholly owned subsidiaries, an underwriter temporarily holding shares in connection with a public issuance thereof or an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding shares; (ii) the Continuing Directors (as defined in the LTIP), cease for any reason to constitute a majority of the Board of Directors of the Company (the “Board”); or (iii) the business of the Company for which the Optionee’s services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company); provided that any increase in the beneficial ownership by John J. Byrne of the Company’s then outstanding shares that arises as a result of a change in the total number of the Company’s outstanding shares (including as a result of any redemption or share repurchase) shall be disregarded for purposes of determining if a Change in Control has occurred.

3.  Termination of Employment.  (a)  As is also generally applicable to stock options granted under the LTIP, if at any time the Optionee’s employment with the Company shall be terminated for any reason other than death, disability (within the meaning of Section 9 of the LTIP) or retirement (as described below), the Optionee shall have the right to exercise the Option to the extent of the shares with respect to which the Option could have been exercised by the Optionee as of the date of his termination of employment but in no event beyond the earlier of (i) three months after the date of termination of employment and (ii) the end of the term of the Option, and any unexercised portion of the Option shall expire immediately thereafter.  If the Optionee shall voluntarily terminate his employment with the Company, the Committee may determine that the Optionee may exercise his Option with respect to some or all of the shares subject to the Option as to which it would not otherwise be exercisable on the date of his voluntary termination; provided, however, that in no event may the Option be exercised after the end of the term of the Option.

(b)  As is also generally applicable to stock options granted under the LTIP, if the Optionee shall become disabled (within the meaning of Section 9 of the LTIP) while an employee of the Company prior to the expiration of the Option, he may, at any time within three years of the date he becomes disabled (but in no event after the end of the term of the Option), exercise the Option with respect to (i) any shares as to which he could have exercised the Option on the date he became disabled and (ii) if the Option is not fully exercisable on the date he becomes disabled, the number of additional shares as to which the Option would have become exercisable had he remained an employee through the next two dates on which additional shares were scheduled to become exercisable under the Option.

(c)  As is also generally applicable to stock options granted under the LTIP, if the Optionee shall die while an employee of the Company prior to the expiration of the Option, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of his death (but in no event after the end of the term of the Option), may exercise the Option with respect to (i) any shares as to which the Optionee could have exercised the Option at the time of his death and (ii) if the Option is not fully exercisable on the date of his death, the number of additional shares as to which the Option would have become exercisable had he remained an employee through the next two dates on which additional shares were scheduled to become exercisable under the Option; provided, however, that if death occurs during the three-year period following a disability, the three-year period following a retirement or any period following a voluntary termination in respect of which the Committee has exercised its discretion to grant continuing exercise rights, the Option shall not become exercisable as to any shares in addition to those as to which the Optionee could have exercised the Option at the time of his death.

(d)  As is also generally applicable to stock options granted under the LTIP, if the Optionee shall retire with the approval of the Committee, in its sole discretion, prior to the expiration of the Option, the Optionee, at any time within three years after his retirement (but in no event after the end of the term of the Option) may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he retired.

(e)  As is also generally applicable to stock options granted under the LTIP, Related Employment (as defined in the LTIP) by the Optionee shall be deemed to be employment with the Company for purposes of this Agreement.

4.  Exercise of Option.  (a)  The Optionee may, from time to time during the period when the Option may by its terms be exercised, exercise the Option by delivering to the Company a written notice signed by the Optionee stating the number of shares that the Optionee has elected to purchase and the manner of payment for such shares.  The notice shall be accompanied by payment in full of an amount equal to the aggregate Applicable Exercise Price (as in effect on the day of such exercise and as determined pursuant to Schedule I hereto) for the shares then to be purchased (together with any withholding taxes as determined by the Committee).  Such payment may be made by (i) delivery to the Company of (A) cash or check, (B) shares, duly endorsed for transfer (or with duly executed stock powers attached) or (C) any combination of the foregoing or (ii) delivery to the Company of a written notice directing the Company to withhold a number of shares having a fair market value equal to the purchase price and tax withholding payable in respect of such exercise from the number of shares otherwise deliverable to the Optionee.  Shares surrendered to the Company in connection with the exercise of the Option will be valued, for such purposes, at the fair market value (as determined by the Committee) of such shares on the date of such Option exercise.  As soon as practicable after receipt of the foregoing, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

(b)  Anything to the contrary herein notwithstanding, the Company’s obligation to offer, sell and deliver shares under this Option and the exercisability of the Option is subject to compliance with all applicable laws, rules and regulations, including all applicable Bermuda and United States Federal and state laws, rules and regulations and the requirements of any share exchange upon which the shares are listed, in each case, applying to the authorization, issuance or sale of securities (collectively, the “Securities Laws”) as the Company deems necessary or advisable.  The Company shall not be required to offer, sell or deliver shares pursuant hereto unless and until it receives satisfactory proof of compliance with the Securities Laws.

5.  Non-Assignability.  The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution and may be exercised during the Optionee’s lifetime only by the Optionee, provided that, with the prior written consent of the Committee, Optionee may transfer some or all of the portion of the Option that has previously vested to his spouse or children or family trusts over which he retains control or, after his death, to charitable organizations, and, in each case, the transferred portion of the Option shall be exercisable by the transferees in the same manner as would be permitted by the Optionee.  Any permitted transferee of the Option shall be subject to the terms and conditions of this Agreement, except that no permitted transferee shall be eligible to transfer any portion of the Option without the prior written consent of the Committee.

6.  Disputes.  As a condition of the granting of the Option, the Optionee and the Optionee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by such Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

7.  Dilution and Other Adjustments.  In the event of any change in the outstanding shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, the Committee shall, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, adjust the terms and conditions of the Option in such manner as the Committee may determine, in its sole discretion, to be equitable, including by adjusting the number or kind of shares subject to, or the Applicable Exercise Price per share under, the Option, and any such adjustment shall be binding and conclusive for all purposes of the Option and this Agreement; provided, that after a Change in Control has occurred, if Optionee shall disagree with any equitable determination made by the Committee under this Section, and if the disagreement cannot be resolved by negotiation between Optionee and the Committee, the parties hereto shall submit to binding arbitration on the matter of the equitable determination before an arbitrator mutually agreed by Optionee and the Committee. If Optionee and the Committee cannot agree on a single arbitrator, each party shall appoint one arbitrator experienced in complex financial matters and the two shall jointly select a third similarly experienced arbitrator, and the matter shall be heard by the three arbitrators. The Company shall bear the arbitrators’ fees and expenses.

8.  Compliance with Section 409A.  The Company has designed this Option to comply with Section 409A of the Internal Revenue Code of 1986, as amended, as in effect on the date hereof (“Section 409A”).  In the event that it is determined that this Option constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A that fails to satisfy the requirements of Section 409A(a)(2), (a)(3) or (a)(4), the Company shall indemnify and hold harmless Optionee from any excise tax under Section 409A(a)(1)(B)(i)(II) or interest penalties under Section 409A(a)(1)(B)(i)(I) to which Optionee becomes subject as a result of such failure but only to the extent that the failure is not attributable to actions taken by the Optionee without the prior consent of the Committee; provided that Optionee hereby authorizes the Company to make such reasonable amendments to the terms and conditions of the Option (e.g., amendments that are not materially financially punitive nor unduly restrictive to Optionee) to avoid or cure, or mitigate the financial impact of, such failure.

9.  Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares underlying the Option until the issuance of a stock certificate or certificates upon the exercise of the Option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

10.  Notices.  Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested.  All notices to the Company shall be delivered to the Committee or addressed to the Compensation Committee of the Company at its offices at 80 South Main Street, Hanover, NH 03755.  All notices by the Company to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee’s last address as then contained in the records of the Company or such other address as the Optionee may designate.  Either party by notice to the other may designate a different address to which notices shall be addressed.  Any notice given by the Company to the Optionee at the Optionee’s last designated address shall be effective to bind any other person who shall acquire rights hereunder.

11.  No Right to Employment.  The grant of the Option shall not be construed as giving the Optionee the right to be retained as a director, officer, employee or consultant of or to the Company or any affiliate, nor shall it be construed as giving the Optionee any rights to continued service on the Board.  Further, the Company or an affiliate may at any time dismiss the Optionee from employment or discontinue any consulting relationship, free from any liability or any claim under this Agreement, unless otherwise expressly provided this Agreement.

12.  Amendment.  This Agreement may not be altered, modified or amended except by a written instrument signed by the parties hereto.

13.  Committee Discretion.  Except as provided in Section 7, the Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

14.  Applicable Law.  The laws of Bermuda shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to its principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

15.  Severability.  The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

16.  Construction.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.  In the event of an inconsistency between the terms of this Agreement and the terms of Schedule I hereto, the terms of Schedule I shall prevail.  For purposes of this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation”.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WHITE MOUNTAINS INSURANCE
GROUP, LTD.,

By

Name:
Title:

OPTIONEE,

By

Raymond Barrette

EXECUTION

Schedule I

A.  Applicable Exercise Price.  Applicable Exercise Price shall mean, with respect to any day in the period during which the Option is outstanding (an “Applicable Date”), an amount equal to the sum of (i) the Applicable Exercise Price on the day immediately prior to such Applicable Date and (ii)  the Increase Amount for such Applicable Date (if any), provided that (x) the Applicable Exercise Price for the Grant Date shall be $650 and (y) all calculations made pursuant to this Schedule I shall be made to the nearest penny.

B.  Definitions.  For purposes of this Schedule I, the following terms shall have the following meanings:

(a)  “Accretion Amount” shall mean, with respect to any Applicable Date, an amount equal to (i) 5% of the Applicable Exercise Price on January 19 of the Option Year immediately preceding the Option Year in which such Applicable Date occurs (which amount, for purposes of the Option Year commencing January 20, 2007, is deemed to be $32.50) divided by (ii) the actual number of days in the Option Year in which such Applicable Date occurs.

(b)  “Accrued Reduction Amount” shall mean, with respect to any Applicable Date, an amount equal to (i) the Total Dividend Accrual Amount for such Applicable Date minus (ii) the sum of the Reduction Amounts for each Applicable Date prior to such Applicable Date.

(c)  “Increase Amount” shall mean, with respect to any Applicable Date, an amount equal to (i) the Accretion Amount for such Applicable Date minus (ii) the lesser of (x) the Accrued Reduction Amount for such Applicable Date and (y) the Accretion Amount for such Applicable Date (such lesser amount under this clause (ii) for such Applicable Date, the “Reduction Amount”).  For the avoidance of doubt, the Increase Amount for any Applicable Date shall not be less than zero.

(d)  “Option Year” shall mean the annual period beginning on January 20 of a calendar year and ending on January 19 of the following calendar year.

(e)  “Record Date” shall mean, with respect to any fiscal quarter of the Company, the record date established by the Company for determining the shareholders entitled to receive the regular quarterly cash dividend for such fiscal quarter.

(f)  “Total Dividend Accrual Amount” shall mean, with respect to any Applicable Date, an amount equal to the sum of the regular quarterly cash dividends payable per share by the Company for each fiscal quarter of the Company with respect to which the Record Date occurs after the Grant Date and before (but not on) such Applicable Date.